PRESS RELEASE

March 28, 2013

Century Casinos, Inc. Announces Fourth Quarter 2012 Results

Colorado Springs, Colorado – March 28, 2013 – Century Casinos, Inc. (NASDAQ Capital Market® and Vienna Stock Exchange: CNTY) today announced its financial results for the three months and year ended December 31, 2012.

2012 Highlights*

•	Net operating revenue was $71.8 million, a 1% increase from the year ended December 31, 2011.

•	Net earnings were $4.1 million, a 35% increase from the year ended December 31, 2011.

•	Earnings per share were $0.17

•	Book value per share** at December 31, 2012 was $4.90.

Fourth Quarter 2012 Highlights*

•	Net operating revenue was $17.7 million, a 1% increase from the three months ended December 31, 2011.

•	Net earnings were $0.6 million, a 6% increase from the three months ended December 31, 2011.

•	Earnings per share were $0.03

	For the Three Months			For the Year
Amounts in thousands, except share and per share data	Ended December 31,			Ended December 31,
Consolidated Results:	2012	2011	% Change	2012	2011	% Change
Net operating revenue	$ 17,745	$ 17,603	1%	$ 71,828	$ 70,866	1%
Earnings from operations	894	984	(9%)	5,776	4,265	35%
Net earnings	624	590	6%	4,091	3,021	35%

Adjusted EBITDA***	$ 2,123	$ 2,329	(9%)	$ 10,563	$ 10,692	(1%)

Earnings per share:
Basic	$ 0.03	$ 0.03	0%	$ 0.17	$ 0.13	31%
Diluted	$ 0.03	$ 0.03	0%	$ 0.17	$ 0.13	31%

*Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** The Company defines book value per share as total shareholders’ equity divided by outstanding common shares.

***Adjusted EBITDA is a Non-GAAP financial measure. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

Weighted-average common shares:
Basic	24,126,727	23,877,362	24,004,166	23,891,874
Dilutive	24,144,772	24,044,231	24,104,616	24,070,634

"We are pleased to report another quarter with growth in revenue and net earnings, even though business levels softened a bit in the latter part of the year. We expect to close the Casinos Poland transaction, which we expect will be immediately accretive, in April and are very excited about the growth potential it brings for our company,” said Erwin Haitzmann and Peter Hoetzinger, Co Chief Executive Officers of Century Casinos. “During 2012, we made significant progress on the implementation of our strategy to increase shareholder value and improve our financial flexibility and we successfully executed this strategy against a backdrop of ongoing macroeconomic uncertainty,” they continued.

Three Months  and Year Ended December 31, 2012 Results*

Net operating revenue increased by $0.1 million, or 0.8%, and $1.0 million, or 1.4%, for the three months and year ended December 31, 2012 compared to the three months and year ended December 31, 2011. Following is a summary of net operating revenue changes by property or category for the three months and year ended December 31, 2012 compared to the three months and year ended December 31, 2011, respectively:

	Net Operating Revenue
	For the Three Months	For the Year
	Ended December 31,	Ended December 31,
	2012/2011	2012/2011
Amounts in millions	Change	Change
Century Casino & Hotel, Edmonton	$ 0.4	$ 0.6
Century Casino, Calgary	(0.1)	(0.3)
Century Casino & Hotel, Central City	0.0	0.5
Century Casino & Hotel, Cripple Creek	(0.2)	(0.3)
Cruise Ships & Other	0.0	0.4
Total	$ 0.1	$ 1.0

*Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

Earnings from operations decreased by ($0.1) million, or (9.1%), and increased by $1.5 million, or 35.4%, for the three months and year ended December 31, 2012 compared to the three months and year ended December 31, 2011. The increase in earnings from operations was due to increased efforts to attract customers, generate additional revenue and control costs. Following is a summary of earnings from operations changes by property or category for the three months and year ended December 31, 2012 compared to the three months and year ended December 31, 2011, respectively:

	Earnings from Operations
	For the Three Months	For the Year
	Ended December 31,	Ended December 31,
	2012/2011	2012/2011
Amounts in millions	Change	Change
Century Casino & Hotel, Edmonton	$ 0.2	$ 0.5
Century Casino, Calgary	(0.2)	(0.5)
Century Casino & Hotel, Central City	(0.1)	1.0
Century Casino & Hotel, Cripple Creek	0.0	0.1
Cruise Ships & Other	(0.1)	0.0
Corporate Other	0.1	0.5
Total	($0.1)	$ 1.5

Net earnings increased by less than $0.1 million, or 5.8%, and $1.1 million, or 35.4%, for the three months and year ended December 31, 2012 compared to the three months and year ended December 31, 2011. Following is a summary of net earnings changes by property or category for the three months and year ended December 31, 2012 compared to the three months and year ended December 31, 2011:

	Net Earnings
	For the Three Months	For the Year
	Ended December 31,	Ended December 31,
	2012/2011	2012/2011
Amounts in millions	Change	Change
Century Casino & Hotel, Edmonton	$ 0.4	$ 0.4
Century Casino, Calgary	(0.1)	(0.4)
Century Casino & Hotel, Central City	(0.1)	0.6
Century Casino & Hotel, Cripple Creek	0.0	0.1
Cruise Ships & Other	(0.1)	0.0
Corporate Other	(0.1)	0.4
Total	$ 0.0	$ 1.1

Items deducted from or added to earnings from operations to arrive at net earnings include interest income, interest expense, gains or losses on foreign currency transactions and income tax expense or benefit.

*Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

Property and Category Results*

(in thousands)

The following table shows net operating revenue and Adjusted EBITDA** by property or category for the three months and year ended December 31, 2012 and December 31, 2011.

	Net Operating Revenue		Adjusted EBITDA**		Net Operating Revenue		Adjusted EBITDA**
	For the Three Months		For the Three Months		For the Year		For the Year
	Ended December 31,		Ended December 31,		Ended December 31,		Ended December 31,
	2012	2011	2012	2011	2012	2011	2012	2011
Century Casino & Hotel, Edmonton	$ 6,499	$ 6,116	$ 2,141	$ 1,963	$ 24,536	$ 23,906	$ 7,959	$ 7,899
Century Casino, Calgary	2,594	2,703	159	302	9,929	10,206	228	620
Century Casino & Hotel, Central City	4,354	4,306	714	858	18,501	17,980	3,875	3,779
Century Casino & Hotel, Cripple Creek	2,524	2,682	261	277	11,931	12,236	2,385	2,296
Cruise Ships & Other	1,766	1,796	157	261	6,923	6,538	929	1,027
Corporate	8	0	(1,309)	(1,332)	8	0	(4,813)	(4,929)
Consolidated	$ 17,745	$ 17,603	$ 2,123	$ 2,329	$ 71,828	$ 70,866	$ 10,563	$ 10,692

Balance Sheet and Liquidity

As of December 31, 2012, the Company had $24.8 million in cash and cash equivalents and $3.6 million in debt obligations on its balance sheet compared to $25.2 million in cash and cash equivalents and $9.1 million in debt obligations at December 31, 2011.

Conference Call Information

Today the Company will post a copy of the Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2012 on its website at http://corporate.cnty.com/investor-relations/sec-filings.

Century Casinos will host its fourth quarter 2012 earnings conference call today, March 28, 2013 at 8:00 am MDT; 3:00 pm CET, respectively. U.S. domestic participants should dial 1-866-952-1906. For all other international participants, please use +1-785-424-1825 to dial-in. Participants may also listen to the call live or obtain a recording of the call on the Company’s website until April 3, 2013 at http://corporate.cnty.com/investor-relations/financial-results/.

(continued)

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

	For the Three Months Ended December 31,		For the Year Ended December 31,
Amounts in thousands, except for per share information	2012	2011	2012	2011
Operating revenue:
Gaming	$ 15,125	$ 15,081	$ 62,871	$ 62,070
Hotel, bowling, food and beverage	3,545	3,410	13,190	12,946
Other	1,119	1,138	4,206	4,033
Gross revenue	19,789	19,629	80,267	79,049
Less: Promotional allowances	(2,044)	(2,026)	(8,439)	(8,183)
Net operating revenue	17,745	17,603	71,828	70,866
Operating costs and expenses:
Gaming	7,562	7,550	30,208	29,365
Hotel, bowling, food and beverage	2,670	2,465	10,061	10,094
General and administrative	5,443	5,158	21,452	21,587
Depreciation	1,221	1,312	4,757	6,144
Total operating costs and expenses	16,896	16,485	66,478	67,190
Earnings from equity investment	45	(134)	426	589
Earnings from operations	894	984	5,776	4,265
Non-operating income (expense):
Interest income	1	25	37	38
Interest expense	(70)	(173)	(670)	(802)
(Losses) gains on foreign currency transactions & other	(5)	25	(24)	187
Non-operating (expense) income, net	(74)	(123)	(657)	(577)
Earnings before income taxes	820	861	5,119	3,688
Income tax provision	196	271	1,028	667
Net earnings	$ 624	$ 590	$ 4,091	$ 3,021

Earnings per share:
Basic	$ 0.03	$ 0.03	$ 0.17	$ 0.13
Diluted	$ 0.03	$ 0.03	$ 0.17	$ 0.13

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)
	December 31,	December 31,
	2012	2011
Assets
Current assets	$ 26,535	$ 27,286
Property and equipment, net	99,526	99,605
Other assets	11,275	9,836
Total assets	$ 137,336	$ 136,727

Liabilities and Shareholders’ Equity
Current liabilities	$ 13,071	$ 21,359
Non-current liabilities	6,109	2,828
Shareholders’ equity	118,156	112,540
Total liabilities and shareholders’ equity	$ 137,336	$ 136,727

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

The following tables show Adjusted EBITDA margins and Adjusted EBITDA to net earnings reconciliations by property or category. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations. A discussion of Adjusted EBITDA follows the tables.

Century Casinos, Inc.

Adjusted EBITDA Margins by Property or Category

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2012	2011	2012	2011
Century Casino & Hotel, Edmonton	33%	32%	32%	33%
Century Casino, Calgary	6%	11%	2%	6%
Century Casino & Hotel, Central City	16%	20%	21%	21%
Century Casino & Hotel, Cripple Creek	10%	10%	20%	19%
Cruise Ships & Other	9%	15%	13%	16%
Consolidated Adjusted EBITDA Margin	12%	13%	15%	15%

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) by Property or Category

For the three months ended December 31, 2012

Amounts in thousands

	Three Months Ended December , 2012
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships & Other	Corporate	Total
Net earnings (loss)	$ 1,407	$ (45)	$ 236	$ 7	$ 30	$ (1,011)	$ 624
Interest income	0	0	0	0	0	(1)	(1)
Interest expense	57	0	0	0	11	2	70
Income taxes (benefit)	417	(35)	145	5	5	(341)	196
Depreciation	264	230	329	247	113	38	1,221
Non-cash stock based compensation	0	0	0	0	0	(4)	(4)
Foreign currency losses (gains)	(4)	5	0	0	(1)	5	5
(Gain) loss on disposition of fixed assets	0	4	4	2	(1)	1	10
Other write-offs	0	0	0	0	0	2	2
Adjusted EBITDA**	$ 2,141	$ 159	$ 714	$ 261	$ 157	$ (1,309)	$ 2,123

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) by Property or Category

For the three months ended December 31, 2011

Amounts in thousands

	Three Months Ended December 31, 2011
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships & Other	Corporate	Total
Net earnings (loss)	$ 1,057	$ 27	$ 307	$ 11	$ 137	$ (949)	$ 590
Interest income	(8)	0	0	0	0	(17)	(25)
Interest expense	168	3	0	0	0	2	173
Income taxes (benefit)	450	75	177	6	14	(451)	271
Depreciation	308	202	373	260	110	59	1,312
Non-cash stock based compensation	0	0	0	0	0	4	4
Foreign currency (gains)	(12)	(5)	0	0	0	(8)	(25)
(Gain) loss on disposition of fixed assets	0	0	(4)	0	0	28	24
Other write-offs	0	0	5	0	0	0	5
Adjusted EBITDA**	$ 1,963	$ 302	$ 858	$ 277	$ 261	$ (1,332)	$ 2,329

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) by Property or Category

For the Year Ended December 31, 2012

Amounts in thousands

	Year Ended December 31, 2012
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships & Other	Corporate	Total
Net earnings (loss)	$ 4,688	($527)	$ 1,561	$ 854	$ 450	$ (2,935)	$ 4,091
Interest income	(12)	(1)	0	0	0	(24)	(37)
Interest expense	656	0	0	0	11	3	670
Income taxes (benefit)	1,595	(117)	956	522	49	(1,977)	1,028
Depreciation	1,010	860	1,350	1,007	404	126	4,757
Non-cash stock based compensation	0	0	0	0	0	(4)	(4)
Foreign currency (gains) losses	20	9	0	0	0	(5)	24
(Gain) loss on disposition of fixed assets	2	4	8	2	15	1	32
Other write-offs	0	0	0	0	0	2	2
Adjusted EBITDA**	$ 7,959	$ 228	$ 3,875	$ 2,385	$ 929	$ (4,813)	$ 10,563

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) by Property or Category

For the Year Ended December 30, 2011

Amounts in thousands

	Year Ended December 31, 2011
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships & Other	Corporate	Total
Net earnings (loss)	$ 4,298	$ (126)	$ 983	$ 788	$ 456	$ (3,378)	$ 3,021
Interest income	(21)	0	0	0	0	(17)	(38)
Interest expense	794	4	0	0	0	4	802
Income taxes (benefit)	1,424	(68)	553	482	86	(1,810)	667
Depreciation	1,422	779	2,227	1,031	442	243	6,144
Non-cash stock based compensation	0	0	0	0	0	199	199
Foreign currency losses (gains)	(18)	31	0	0	0	(200)	(187)
(Gain) loss on disposition of fixed assets	0	0	11	(5)	43	30	79
Other write-offs	0	0	5	0	0	0	5
Adjusted EBITDA**	$ 7,899	$ 620	$ 3,779	$ 2,296	$ 1,027	$ (4,929)	$ 10,692

** The Company defines Adjusted EBITDA as net earnings (loss) before interest, income taxes, depreciation, amortization, pre-opening expenses, non-cash stock based compensation charges, asset impairment costs, gains (losses) on disposition of fixed assets, discontinued operations, realized foreign currency gains (losses) and certain other one-time items. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings and Adjusted EBITDA reported for each property. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under accounting principles generally accepted in the United States (“US GAAP”). Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above-mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue, and the often high cost of acquiring existing operations. EBITDA (Earnings before interest, taxes, depreciation and amortization) is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) above.

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary, Alberta, Canada. The Company also operates casinos aboard twelve luxury cruise vessels (Regatta, Nautica, Marina, Riviera, Mein Schiff 1, Mein Schiff 2, Wind Surf, Wind Star, Wind Spirit, Seven Seas Voyager, Seven Seas Mariner and Seven Seas Navigator). Through its Austrian subsidiary, Century Casinos Europe GmbH, the Company holds a 33.3% ownership interest in Casinos Poland Ltd., the owner and operator of nine casinos in Poland. The Company also manages the operations of the casino at the Radisson Aruba Resort, Casino & Spa in Aruba, Caribbean. Century Casinos, Inc. continues to pursue other international projects in various stages of development.

For more information about Century Casinos, visit our website at www.centurycasinos.com. Century Casinos’ common stock trades on The NASDAQ Capital Market® and the Vienna Stock Exchange under the symbol CNTY.

This release may contain “forward-looking statements” within the meaning of Section 27A of the Security Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding Casinos Poland,  future results of operations, operating efficiencies, synergies and operational performance, and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2012. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.